AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 2001.

                                                 REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             WJ COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                     94-1402710
  (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

                             401 RIVER OAKS PARKWAY
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 577-6200

          (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                             WJ COMMUNICATIONS, INC.
                       2001 EMPLOYEE STOCK INCENTIVE PLAN

                             WJ COMMUNICATIONS, INC.
                        2001 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                               William T. Freeman
              Executive Vice President and Chief Financial Officer
                             WJ Communications, Inc.
                             401 River Oaks Parkway
                               San Jose, CA 95134
                                 (408) 577-6200
                     (Name, Address and Telephone number of
                               Agent for Service)

                                   Copies to:

                            Darrell C. Smith, Esquire
                         Shumaker, Loop & Kendrick, LLP
                        101 E. Kennedy Blvd., Suite 2800
                              Tampa, Florida 33602
                                 (813) 229-7600

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
                                                         PROPOSED MAXIMUM          PROPOSED MAXIMUM
      TITLE OF SECURITIES           AMOUNT TO BE             OFFERING                  AGGREGATE                AMOUNT OF
       TO BE REGISTERED            REGISTERED(1)        PRICE PER SHARE(2)          OFFERING PRICE           REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock $.01 Par Value ...  3,500,000 shares(1)          $3.83(2)                $13,405,000               $3,351.25
----------------------------------------------------------------------------------------------------------------------------------

--------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers any additional number of shares as may be available under the Plans in the event of a stock dividend, stock split, recapitalization or other similar change to the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. Pursuant to Rule 457(h)(1), the fee is calculated based on the average of the high and low market price of the Company's shares on July 26, 2001, a date within 5 business days prior to the filing of this registration statement.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.      PLAN INFORMATION.

         The documents containing the information concerning the WJ Communications, Inc. 2001 Employee Stock Incentive Plan and the WJ Communications, Inc. 2001 Employee Stock Purchase Plan (collectively, the "Plans") required by Item 1 of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), and the statement of availability of the registrant information, and other information required by Part I of Form S-8 will be sent or given to participants as specified in Securities Act Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission either as part of this registration statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424. The Company will maintain a file of such documents in accordance with the provisions of Rule 428. Upon written or oral request to Mr. Rainer N. Growitz, Vice President-Finance and Secretary, WJ Communications, Inc., 401 River Oaks Parkway, San Jose, California 95134 (telephone number (408) 577-6200), the Company shall furnish, without charge, to employees, the Commission or its staff a copy or copies of all of the documents included in such file.

ITEM 2.      REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         See Item 1.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference in this Prospectus, all of which were previously filed with the Commission:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

         2. The Company's Definitive Proxy Statement relating to the Annual Meeting of Shareholders held on May 23, 2001.

         3. The Company's Quarterly Report on Form 10-Q for the quarter ended April 1, 2001.

         4.       The Company's current report on Form 8-K dated February 17,
                  2001.

         5. The description of securities to be registered contained in the Registration Statement filed with the Commission on the Company's Form 8-A under the Exchange Act dated August 4, 2000.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which registers all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in documents incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document that is subsequently incorporated by reference herein modifies such statement. Any statement so modified or superseded shall not be deemed, except as to be modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.      DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Certificate of Incorporation of the Company, as permitted in
Section 102 of the General Corporation Law of the State of Delaware (the "GCL"), eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) paying a dividend or approving a stock repurchase in violation of Delaware law, or (iv) any transaction from which the director derived any improper personal benefit.

         Under the Certificate of Incorporation of the Company, each director and officer of the Company is entitled to indemnification, as a matter of contractual right, to the fullest extent permitted by the GCL as the same exists or may hereafter be amended, against all expenses, liability and loss incurred in connection with any action, suit or proceeding in which he or she may be involved by reason of the fact that he or she is or was a director or officer of the Company. Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding (other than a derivative action) by reason of the fact that he or she is or was a director or officer or is or was serving at the request of the corporation as an agent of another entity, if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. In regard to a derivative action, indemnification may not be made in respect of any matter as to which an officer or director is adjudged to be liable unless the Delaware Court of Chancery, or the court in which such action was brought, shall determine such person is fairly and reasonably entitled to indemnity.

         The Company maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.      EXHIBITS.

EXHIBIT
NUMBER    EXHIBIT DESCRIPTION
-------   -------------------
4.1       WJ Communications, Inc. 2001 Employee Stock Incentive Plan.

4.2       WJ Communications, Inc. 2001 Employee Stock Purchase Plan.

5.1 Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

23.1 Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an Exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

23.2      Consent of Arthur Andersen LLP., Independent Public Accountants.

23.3      Consent of Deloitte & Touche, LLP, Independent Auditors.

24.1 Power of Attorney (included with the signature page to this Registration Statement).

------------------

* Document has been filed with the Commission and is incorporated by reference.

ITEM 9.      UNDERTAKINGS.

         (a) The Company hereby undertakes:

               (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement that includes any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California this 27th day of July, 2001.

                        WJ COMMUNICATIONS, INC.

                        By:      /s/ William T. Freeman
                            ----------------------------------------------------
                            William T. Freeman,
                            Executive Vice President and Chief Financial Officer

                                POWER OF ATTORNEY

         Each of the undersigned officers and directors of WJ Communications, Inc., hereby constitutes and appoints William T. Freeman, Executive Vice President and Chief Financial Officer of the Company, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign his name to any and all amendments to this Registration Statement on Form S-8, including post-effective amendments and other related documents, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys, full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and the undersigned for himself hereby ratifies and confirms all that said attorney shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this S-8 Registration Statement has been signed by the following persons (or by their duly authorized attorney-in-fact) in the capacities and on the dates indicated.

SIGNATURE                            TITLE                                        DATE
---------                            -----                                        ----
/s/ Malcolm J. Caraballo             President and Chief Executive Officer        July 27, 2001
------------------------
Malcolm J. Caraballo

/s/ William T. Freeman               Executive Vice President and                 July 27, 2001
----------------------               Chief Financial Officer
William T. Freeman

/s/ David R. Pulvino                 Controller                                   July 27, 2001
--------------------
David R. Pulvino

/s/ W. Dexter Paine, III             Chairman of the Board                        July 27, 2001
------------------------
W. Dexter Paine, III

/s/ Saul A. Fox                      Director                                     July 27, 2001
---------------
Saul A. Fox

/s/ Jason B. Hurwitz                 Director                                     July 27, 2001
--------------------
Jason B. Hurwitz

/s/ Wray T. Thorn                    Director                                     July 27, 2001
-----------------
Wray T. Thorn

/s/ James R. Kroner                  Director                                     July 27, 2001
-------------------
James R. Kroner

/s/ J. Thomas Bentley                Director                                     July 27, 2001
---------------------
J. Thomas Bentley

/s/ Charles E. Robinson              Director                                     July 27, 2001
-----------------------
Charles E. Robinson

/s/ Christopher B. Paisley           Director                                     July 27, 2001
--------------------------
Christopher B. Paisley

                                  EXHIBIT INDEX


EXHIBIT
NUMBER    EXHIBIT DESCRIPTION
-------   -------------------
4.1       WJ Communications, Inc. 2001 Employee Stock Incentive Plan.

4.2       WJ Communications, Inc. 2001 Employee Stock Purchase Plan.

5.1 Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

23.1 Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an Exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

23.2      Consent of Arthur Andersen LLP, Independent Public Accountants.

23.3      Consent of Deloitte & Touche LLP, Independent Auditors.

24.1 Powers of Attorney (included with the signature page to this Registration Statement).








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